Exhibit 32.2

Certification by Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (the “Report”) of United States 12 Month Natural Gas Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Stuart P. Crumbaugh, the Chief Financial Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 13, 2020	By	/s/ Stuart P. Crumbaugh
	Name:	Stuart P. Crumbaugh
	Title:	Chief Financial Officer
United States Commodity Funds LLC
General Partner of United States 12 Month Natural Gas Fund, LP